Exhibit 10.5

CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL
PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED
AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

ADLT DEVELOPMENT AGREEMENT

This ADLT Development Agreement (this “ADLT Development Agreement”) is being entered into by and between Advanced Lighting Technologies, Inc., an Ohio corporation, with offices at 32000 Aurora Road, Solon, Ohio 44139 and its Affiliates (“ADLT”) and Fiberstars, Inc., a California corporation, with offices at 32000 Aurora Road, Solon, Ohio 44139 (“FIBERSTARS”).  Each of FIBERSTARS and ADLT is a “Party” and are “Parties” to this ADLT Development Agreement.

RECITALS

WHEREAS:

(a)                                  The Parties have entered into that certain Master Services Agreement (the “Master Services Agreement”) of even date herewith which, among other things, contemplates that the Parties will enter into several ancillary agreements, including this ADLT Development Agreement; and

(b)                                 The Parties desire that ADLT provide certain consulting and development services to FIBERSTARS pursuant to the terms and conditions of this ADLT Development Agreement.  The initial development services contemplated by this Agreement are for the Projects as defined below and as further defined and described in Attachment A, attached hereto.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, intending to be legally bound, the Parties hereto agree as follows:

1.              SCOPE.

This ADLT Development Agreement and all attachments hereto is being entered into and is being made pursuant to that Master Services Agreement to which this ADLT Development Agreement is attached as Exhibit A and is incorporated therein by reference.  Collectively, the Master Services Agreement and its attached Ancillary Documents (as defined therein), constitute the Agreement.  This ADLT Development Agreement provides the terms and conditions under which ADLT as the Supplying Party will perform certain development Services and provide the Custom Deliverables hereunder to FIBERSTARS as the Purchasing Party, as more fully described in this ADLT Development Agreement.

2.              DEFINITIONS.

Capitalized terms used but not otherwise defined in this ADLT Development Agreement shall have the same meanings as provided in the Master Services Agreement.  For the purposes of this ADLT Development Agreement, ADLT, hereinafter shall be the Supplying Party and FIBERSTARS hereinafter shall be the Purchasing Party.  Unless otherwise specified, references to Sections are to Sections of this ADLT Development Agreement.  For purposes of this ADLT Development Agreement, the following terms shall have the respective meanings indicated below:

2.1.                  “Affiliates” is defined in Section 3.4 of the Master Services Agreement.

2.2.                  “Agreement” is defined in Section 1 of the Master Services Agreement.

2.3.                  “ADLT Development Term” is defined in Section 7.1.

2.4.                  “Ancillary Document(s)” is defined in Section 1 of the Master Services Agreement.

2.5.                  “Background IP” is defined in Section 15.1 of the Master Services Agreement.

2.6.                  “Change Order” is defined in Section 3.10 of the Master Services Agreement.

2.7.                  “Commencement Date” is defined in Section 3.12 of the Master Services Agreement.

2.8.                  “Confidential Information” is defined in Section 3.13 of the Master Services Agreement.

2.9.                  “Custom Deliverable(s)” is defined in Section 3.15 of the Master Services Agreement.

2.10.           “Deliverable(s)” is defined in Section 3.16 of the Master Services Agreement.

2.11.           “Developed IP” means, collectively, all Custom Deliverables, together with all inventions, original works of authorship, artwork, photographs, developments, concepts, know-how, improvements and trade secrets which are made by ADLT (solely or jointly with others) within the scope of and during the period in which ADLT provides Services to FIBERSTARS under this ADLT Development Agreement.

2.12.           “Fiber Optic Lighting Applications” shall mean any lighting applications involving remote source lighting and either (i) fiber optics, or (ii) light pipes, or (iii) other light guides.

2.13.           “Filing(s)” is defined in Section 5.5.

2.14.           “Intellectual Property Right(s)” is defined in Section 3.25 of the Master Services Agreement.

2.15.           “IP Indemnitor” and “IP Indemnitee” is defined in Section 12.2 of the Master Services Agreement.

2.16.           “Master Services Agreement” is defined in the recitals.

2.17.           “Non-Conformance” is defined in Section 3.6.

2.18.           “Periodic Payment(s)” are defined and set forth in Attachment B to this ADLT Development Agreement.

2.19.           “Project(s)” is defined in the recitals and is further defined and described in Attachment A to this ADLT Development Agreement.

2.20.           “Purchasing Party” is defined in Section 3.41 of the Master Services Agreement.

2.21.           “Quarterly Notice” is the document delivered to ADLT in substantially the form attached hereto as Attachment C at the beginning of each calendar quarter after the Quarterly Review by FIBERSTARS (as made effective upon signature by FIBERSTARS’ authorized representative), which shall provide, among other things: (i) FIBERSTARS’ authorization to continue the Services and Custom Deliverables hereunder as scheduled and described in one or more milestones for the forthcoming calendar quarter; (ii) FIBERSTARS’ confirmation of the Periodic Payments associated with the performance and delivery of the Services and Custom Deliverables in the forthcoming calendar quarter pursuant to Section 4.1; or (iii) in the alternative, provide ADTL notice of termination or suspension of the Services and Custom Deliverables pursuant to the Section 3.2 and the other terms and conditions of this ADLT Development Agreement.

2.22.           “Quarterly Review” is defined in Section 3.2.

2.23.           “Services” notwithstanding the definition of Services found in the Master Services Agreement, as used herein Services are defined in Attachment A hereto.

2.24.           “Statement(s) of Work” or “SOW” is defined in Section 3.45 of the Master Services Agreement.

2.25.           “Specification(s)” is defined in Section 3.44 of the Master Services Agreement.

2.26.           “Supplying Party” is defined in Section 3.47 of the Master Services Agreement.

2.27.           “Term” is defined in Section 21 of the Master Services Agreement.

2.28.           “Termination by Non-Renewal” is defined in Section 7.3(c).

2.29.           “Termination for Convenience” is defined in Section 7.2.

2.30.           “Termination for Default” is defined in Section 22.2 of the Master Services Agreement.

3.              OBLIGATIONS OF ADLT.

3.1.                  Services and Deliverables.  During the ADLT Development Term and subject to the terms and conditions of this ADLT Development Agreement, ADLT will perform the Services described on the SOW attached hereto as Attachment A (for the purposes of this ADLT Development Agreement, the “Services”), and will provide to FIBERSTARS the related Custom Deliverables in connection therewith, in accordance with the terms and conditions of this ADLT Development Agreement.  The Services and the related Custom Deliverables set forth on Attachment A shall be scheduled and divided into monthly and quarterly milestones (as applicable) for the Projects beginning on the Commencement Date and up through December 31, 2006.  All Deliverables provided hereunder shall be considered Custom Deliverables under the Agreement.  ADLT shall perform all Services hereunder and provide the Custom Deliverables in compliance with the Specifications, as set forth and mutually agreed under a SOW issued hereunder or as amended by a Change Order.  Notwithstanding anything herein or in the Master Services Agreement to the contrary, no Change Order issued under this ADLT Development Agreement, other than termination pursuant to Section 3.2 hereof, shall be effective unless executed by both Parties’ chief executive officers or by both Parties’ designated and authorized representatives.

3.2.                  Quarterly Reviews; Quarterly Notice to Continue, Suspend or Terminate.  Not less than fifteen (15) days prior to the end of each calendar quarter, the Parties shall meet together to review the results of the Services and the Custom Deliverables delivered by ADLT over the course of such calendar quarter (“Quarterly Review”).  Within five (5) business days after each Quarterly Review, in addition to its other rights (including a Termination for Convenience) FIBERSTARS shall have the right to immediately terminate, suspend or continue the Services and Custom Deliverables for the forthcoming calendar quarter by providing ADLT notice in its Quarterly Notice which shall explicitly indicate and provide, as applicable:

(a)                   FIBERSTARS’ termination of this ADLT Development Agreement;

(b)                  FIBERSTARS’ notice of suspension of the Services and Custom Deliverables which shall include a good faith estimate regarding the expected date of recommencement; or

(c)                   FIBERSTARS’ authorization to continue the Services and Custom Deliverables hereunder as scheduled and described for the forthcoming calendar quarter and the corresponding Periodic Payments therewith.

In the case of an authorization to continue the Services and Custom Deliverables (under Section 3.2(c)), the Parties may by mutual consent amend the Services, Custom Deliverables, Periodic Payments, scheduled milestone dates, or any other term hereunder by attaching a Change Order (executed pursuant to Section 3.1) to the Quarterly Notice.

Upon receipt of Quarterly Notice providing for termination under Section 3.2(a), ADLT shall immediately cease all Services and Custom Deliverables which termination shall be considered a Termination for Convenience with all Periodic Payment and amounts owed by FIBERSTARS treated as such under Section 7.3.  In case of a suspension under Section 3.2(b), ALDT shall immediately cease all Services and Custom Deliverables and FIBERSTARS shall immediately pay all Periodic Payments or amounts owed to ADLT as if such suspension was a Termination for Convenience under Section 7.3.

3.3.                  Facilities and Personnel.  ADLT shall furnish all of the facilities, equipment and personnel needed for ADLT to perform the Services.  To the extent that the Services and the Custom Deliverables require an interface with FIBERSTARS Equipment or products then FIBERSTARS shall provide such assistance and technical support, at FIBERSTARS’ own cost, as may be necessary to facilitate and enable ADLT to perform the Services.

3.4.                  Project Management and Routine Progress Reports.  ADLT will manage the Services to be performed hereunder.  FIBERSTARS will provide assistance to ADLT on an as-needed basis and according to the terms of this ADLT Development Agreement.  In addition to the Quarterly Review, ADLT will conduct periodic joint status meetings with FIBERSTARS, which meetings will cover the current status of the Services, indicate the progress of the work being performed (including any Custom Deliverable in progress), estimate the time required for completion of the applicable Services and Custom Deliverables, and identify actual and anticipated problem areas, the impact thereof on ADLT’s work effort, and the actions being taken and recommended to be taken to remedy such problems.  On or before the tenth (10th) day of each month during the ADLT Development Term, ADLT will also provide monthly written progress reports on the work performed during the preceding month, and the status of the Services.

3.5.                  Technical Input.  Questions, comments, or other technical communication between ADLT and FIBERSTARS may be via facsimile, telephone, e-mail, or mail, or such other mutually acceptable form of communication.  FIBERSTARS shall designate a person to respond to information requests from ADLT, and such person shall respond promptly to ADLT.

3.6.                  Delivery, Acceptance and Rejection.  ADLT shall perform the Services and deliver to FIBERSTARS the Custom Deliverables on the applicable milestone delivery dates scheduled on Attachment A in accordance with the Specifications.  Within fifteen (15) days of FIBERSTARS’ receipt of the applicable Custom Deliverables, ADLT shall provide a written report which shall contain in reasonable detail ADLT’s evaluation of such Custom Deliverable, including the status and results from any tests, inspections or evaluations and/or any problems or other issues or concerns related to such Custom Deliverable and the development thereof.  FIBERSTARS will have five (5) business days upon receipt of ADLT’s report to reject the Custom Deliverable by delivering to ADLT a written statement describing a failure of the Custom Deliverable to comply in one or more material respects with the Specifications (a “Non-Conformance”); if FIBERSTARS has not delivered its notice of Non-Conformance to ADLT after the fifth (5th) business day of receipt of ADLT’s report, FIBERSTARS will be deemed to have given its Acceptance to the Custom Deliverable.  In case of rejection, upon receipt of FIBERSTARS’ notice of Non-Conformance, ADLT will correct the specified Non-Conformance so that it conforms to the Specifications, and redeliver the Custom Deliverable for FIBERSTARS’ Acceptance.  FIBERSTARS will provide reasonable information, as requested by ADLT, to assist in correcting the Non-Conformance.  Upon redelivery of the Custom Deliverable by ADLT, FIBERSTARS will then have an additional fifteen (15) business days to determine whether the resubmitted Custom Deliverable meets the Specifications or to reject such Custom Deliverable, in accordance with the above described procedures.  All risk of damage and loss in connection with a Custom Deliverable shall pass to FIBERSTARS upon delivery of such Custom Deliverable to the address or location specified by FIBERSTARS.

3.7.                  LIMITED WARRANTY.  EXCEPT AS OTHERWISE EXPLICITLY STATED IN SECTION 6, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE MASTER SERVICES AGREEMENT, THE SERVICES AND DEVELOPED IP PROVIDED BY ADLT HEREUNDER ARE PROVIDED ON AN “AS IS” BASIS, WITHOUT WARRANTY.  ADLT DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTY OF NON-INFRINGEMENT, AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, REGARDING SUCH SERVICES AND DEVELOPED IP.

4.              FEES, EXPENSES, ACCOUNTING AND PAYMENTS.

4.1.                  Development Fees.  As consideration for the Services and Custom Deliverables to be provided by ADLT, FIBERSTARS shall pay to ADLT the Periodic Payments and other amounts set forth on Attachment B, at the times scheduled therein.  The Parties shall schedule the Periodic Payments and other amounts set forth on Attachment B and the corresponding Services and Custom Deliverables for the Projects into monthly and quarterly milestones so that the total Periodic Payments and other amounts owed by FIBERSTARS in any applicable calendar quarter do not exceed $***, unless otherwise stated in the applicable Quarterly Notice for such calendar quarter, or as may be authorized in such other written form as may be mutually agreed upon by the Parties.

4.2.                  Expenses.  Notwithstanding anything contrary in the Master Services Agreement, the Parties may agree in writing to reimburse certain expenses incurred by ADLT under this ADLT Development Agreement.

4.3.                  Payment.  FIBERSTARS shall pay the Periodic Payments and other amounts owed to ADLT under Sections 4.1 and 4.2 above pursuant to receipt of an Invoice, except as otherwise specified on Attachment A.  Invoices shall be submitted by ADLT upon delivery of the Custom Deliverable pursuant to the applicable milestone dates set forth on Attachment B or as may otherwise agreed by the Parties in writing.

4.4.                  Accounting.  Each of the Parties shall keep proper documentation of all transactions including payments and expenses related to this ADLT Development Agreement and shall keep its books, records and accounts in accordance with generally accepted accounting principles consistently applied.

5.              OWNERSHIP, LICENSES AND ASSIGNMENT.

5.1.                  Ownership of Developed IP.  All Developed IP belongs exclusively to FIBERSTARS, and is owned exclusively by FIBERSTARS.  All Custom Deliverables and Developed IP made hereunder are “works made for hire” (to the greatest extent permitted by applicable law) belonging to ADLT.  ADLT shall have no right, title or interest in or to any of the Custom Deliverables or Developed IP except as expressly set forth in this ADLT Development Agreement and in the Cross License Agreement of even date herewith.

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5.2.                  License to Developed IP.  FIBERSTARS acknowledges that pursuant to that certain Cross License Agreement of even date herewith executed between the Parties as a part of the Agreement, FIBERSTARS have granted to the ADLT certain rights and licenses to the Developed IP.

5.3.                  Assignment and Further Assurances.  ADLT hereby assigns to FIBERSTARS all worldwide right, title and interest that ADLT may have or acquire in the Custom Deliverables and the Developed IP, subject to ADLT’s and/or its licensors’ ownership of the Background IP set forth in Section 5.4 below.  Subject to the terms and conditions of this ADLT Development Agreement, ADLT shall use commercially reasonable efforts to take such actions as FIBERSTARS may reasonably request required to vest FIBERSTARS with ownership rights in the Custom Deliverables and the Developed IP, including without limitation ensuring that any Subcontractors employed by ADLT in connection with this Agreement, take such actions as may be required to vest FIBERSTARS with such ownership.  FIBERSTARS will pay all reasonable costs associated therewith.

5.4.                  Ownership of Background IP.  Notwithstanding any other provision in this ADLT Development Agreement, ADLT and Fiberstars agree that all Background IP is owned exclusively by ADLT, subject to the license expressly granted to ADLT in the Cross License Agreement.

5.5.                  Patent Filings.  The Parties shall cooperate with each other in all Filings.  “Filing” means the submission of any documentation, application, filing, registration or the like required to perfect or, with respect to copyright registrations, to enforce, the FIBERSTARS’ interest in the Developed IP under statutory Intellectual Property Rights protection mechanisms, including, without limitation, any communication with any patent or copyright office or other governmental entities with respect thereto.  FIBERSTARS shall bear all expenses with respect to all Filings.

6.              NON-INFRINGEMENT OF THIRD PARTY IP.

6.1.                  Limited Warranty of Non-Infringement.  In addition to ADLT’s representations and warranties as a Supplying Party under the Master Services Agreement, ADLT represents and warrants that to the best of its knowledge none of the Services, Custom Deliverables, Developed IP or Background IP provided under this ADLT Development Agreement do or will at any time infringe upon any of the Intellectual Property Rights or other proprietary rights of any third party.

6.2.                  Limited Indemnity for Infringement.  In addition to its other obligations to indemnify the IP Indemnitee under the Master Services Agreement, ADLT shall, at its sole cost, indemnify, hold harmless and defend FIBERSTARS (with counsel reasonably approved by FIBERSTARS), and its affiliates, shareholders, directors, officers, employees and agents from and against any loss, cost, liability or claim by any third party (including without limitation court costs and reasonable fees of attorneys and other professionals)

arising out of or related to the breach of the foregoing representation and warranty.  ADLT’s obligations under this Section 6.2 are contingent upon (a) FIBERSTARS giving prompt written notice to ADLT of any such claim, (b) FIBERSTARS allowing ADLT to control the defense and any related settlement, and (c) FIBERSTARS furnishing ADLT with all necessary information and reasonable assistance in the defense of any such claim.

6.3.                  Exclusions.  ADLT shall not be obligated to indemnify FIBERSTARS under this Section 6.2 to the extent that such third party claim results from: (i) ADLT’s compliance with designs or Specifications provided and approved in writing by FIBERSTARS; (ii) use by FIBERSTARS of the Custom Deliverables in combination with other products not supplied by or designated by ADLT to the extent that such claim would not have occurred but for such combination; or (iii) FIBERSTARS’ modifications of the Custom Deliverables made without the express authorization of ADLT; but, only to the extent that such claim would have been avoided but for such modifications.

7.              TERM AND TERMINATION.

7.1.                  Term.  The term of this ADLT Development Agreement (“ADLT Development Term”) shall be for the Term as defined in the Master Services Agreement and shall be automatically renewed as set forth therein as part of the Agreement, except as may be terminated by the Parties according to their rights under the Agreement, including this ADLT Development Agreement, the Master Services Agreement and the Fiberstars Development Agreement.

7.2.                  Termination for Convenience.  Notwithstanding anything herein or in the Master Services Agreement to the contrary, in addition to its other rights (including its rights under Section 3.2), FIBERSTARS shall have the right to specifically terminate this ADLT Development Agreement for convenience upon ninety (90) days prior written notice of termination (“Termination for Convenience”).

7.3.                  Consequences of Termination.  Notwithstanding anything herein or in the Master Services Agreement to the contrary, upon a termination of this ADLT Development Agreement, FIBERSTARS shall be obligated to pay ADLT:

(a)                        In the case of termination due to a material breach by ADLT of this ADLT Development Agreement or Termination for Default of the Agreement (for ADLT’s default), the lesser of (a) an amount equal to the total percentage of the Services and Custom Deliverables completed hereunder multiplied by the aggregate fees to be paid by FIBERSTARS as set forth on Attachment B, less amounts previously paid by FIBERSTARS, or (b) an amount equal to the number of hours worked by ADLT hereunder multiplied by ADLT’s standard hourly rate, as set forth in Attachment B or as mutually agreed in writing between the Parties;

(b)                       In case of termination by Termination for Convenience by FIBERSTARS of this ADLT Development Agreement, FIBERSTARS shall pay to ADLT the greater of (a) an amount equal to the total percentage of the Services and Custom Deliverables completed hereunder multiplied by the aggregate fees to be paid by FIBERSTARS as set forth in Attachment B, less amounts previously paid by FIBERSTARS, or (b) an amount equal to the number of hours worked by ADLT hereunder multiplied by ADLT’s standard hourly rate, as set forth in Attachment B, or as mutually agreed in writing between the Parties; or

(c)                        In case of a termination by way of notice of non-renewal, all Periodic Payments owed to ADLT prior to the effective date of such termination (“Termination by Non-Renewal”).

In case of a Termination for Convenience or for Termination by Non-Renewal, FIBERSTARS also shall be liable to ADLT for all materials and reasonable out-of-pocket expenses procured or incurred by ADLT (if not covered under the Periodic Payments) in order to fulfill its obligations under this ADLT Development Agreement prior to the effective date of termination; provided, however, ADLT shall use commercially reasonable efforts to mitigate any further expenses chargeable to FIBERSTARS under this ADLT Development Agreement and with respect to any termination pursuant to Section 3.2 hereof, FIBERSTARS shall not be liable for such costs and expenses in excess of US$***.  Notwithstanding anything herein or in the Agreement to the contrary, upon a Termination for Convenience by FIBERSTARS of this ADLT Development Agreement, ADLT shall have the right to immediately terminate the Fiberstars Development Agreement, without penalty or prejudice; all amounts owed by ADLT under the Fiberstars Development Agreement shall be treated under Section 7.3 of the Fiberstars Development Agreement as if such termination was a Termination for Convenience as defined under the Fiberstars Development Agreement.

7.4.                  Obligations upon Termination.  Upon any termination of this ADLT Development Agreement, including by Termination for Convenience, the provisions of Sections 2, 3.7, 5, 6, 7.3 and 7.4 shall remain in full force and effect.  Upon expiration or termination of this ADLT Development Agreement, each Party will immediately discontinue use of the other Party’s Confidential Information provided to it hereunder.  Promptly thereafter, but in any event not to exceed ten (10) days, each Party will destroy or deliver to the other Party all copies of materials containing such Confidential Information and certify such destruction or return in writing.  In addition, ADLT shall promptly deliver to FIBERSTARS all Custom Deliverables (as then-completed) and Developed IP then in FIBERSTARS’ possession, together with copies of the associated Background IP.

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8.              GENERAL PROVISIONS.

Made a part of, and incorporated by reference to this ADLT Development Agreement is the attached Attachments A, B and C.  This ADLT Development Agreement and the Orders issued hereunder shall be governed by the Master Services Agreement, including such provisions covering confidentiality, assignment, governing law, headings, waiver, approval, amendment and other provisions.  Unless otherwise specified hereunder, the terms of the Master Services Agreement shall take precedence and control.

IN WITNESS WHEREOF, the Parties hereto have caused this ADLT Development Agreement to be executed and delivered and have affixed their corporate seals under the hand of their duly authorized representative for that purpose.

FIBERSTARS, INC.		ADVANCED LIGHTING TECHNOLOGIES, INC.

By:	/s/ John M. Davenport	By:	/s/ Wayne Vespoli
[signature]		[signature]

Name:	John M. Davenport	Name:	Wayne Vespoli
Title:	CEO	Title:	EVP
Date:	September 19, 2005	Date:	September 19, 2005

ATTACHMENT A

STATEMENT OF WORK

This is Attachment A to the ADLT Development Agreement.  Capitalized terms used but not defined in this attachment have the same meanings as provided in the Agreement.  Subject to the terms and conditions of the ADLT Development Agreement, the Services and Custom Deliverables to be performed for and provided to FIBERSTARS by ADLT shall include the following:

Project # 1:  ***

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Project # 1 Tasks

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Project #2 ***

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Project #2 Tasks

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Project #3:  ***

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Project #3 Tasks

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ATTACHMENT B  TO ADLT DEVELOPMENT AGREEMENT

MILESTONES AND DEVELOPMENT FEES

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ATTACHMENT C

QUARTERLY NOTICE

This Quarterly Notice is being issued by Fiberstars, Inc., a California corporation (“FIBERSTARS”) pursuant to the Quarterly Review as set forth in Section 3.2 of that certain ADLT Development Agreement entered into by and between FIBERSTARS and Advanced Lighting Technologies, Inc. and its Affiliates (“ADLT”) (“ADLT Development Agreement”).  Capitalized terms used but not defined in this attachment have the same meanings as provided in the ADLT Development Agreement.

Check the following paragraph that applies:

☐    FIBERSTARS hereby consents to the performance and delivery of the Services and Custom Deliverables related to the milestones as set forth on Attachment A and the amounts and fees related thereto including such Periodic Payments stated on Attachment B of the ADLT Development Agreement or as may otherwise be agreed to the Parties in writing, for the calendar quarter beginning on              1, 200   and ending on           [31,] 2005.

☐    FIBERSTARS hereby provides written notice of suspension of the performance and delivery of the Services and Custom Deliverables related to the milestones as set forth on Attachment A and the amounts and fees related thereto including such Periodic Payments stated on Attachment B of the ADLT Development Agreement.

☐    FIBERSTARS hereby provides written notice of termination of the ADLT Development Agreement.

FIBERSTARS has caused this Quarterly Notice to be executed and delivered and have affixed its corporate seal under the hand of its duly authorized representative for that purpose.

FIBERSTARS, INC.

By:
[signature]

Name:
Title:
Date: